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                                                                   EXHIBIT 10.4


[LOGO WITNESS SYSTEMS INC]    OPTION AGREEMENT


1. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of this Option Agreement and the Plan, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares, but only according to the vesting schedule below and as described in Section 10 below, prior to the date which is the last day of the Term set forth herein following the date of grant (hereinafter "Expiration Date").

2. RESTRICTIONS ON EXERCISE. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed or traded at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

3. TERMINATION OF OPTION. Except as provided below in this Section, this Option may not be exercised after the date which is thirty (30) days after Optionee ceases to perform services for the Company, or any Parent or Subsidiary. Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, for all purposes under this Section and Section 10 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, and the effective date on which such services cease (the


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"Termination Date"). Notwithstanding anything contained herein to the contrary, if the corporate position of Optionee is, at any time, altered or revised such that Optionee's responsibilities are materially reduced or decreased for any reason, as determined by the Board in its sole discretion, the vesting of Shares under Section 10 shall cease, effective as of the date of such reduction in Optionee's employment responsibilities; provided, however, except as otherwise provided in this Option and the Plan, Optionee shall have the right to exercise this Option with respect to Shares which have vested under Section 10 as of the date of such reduction of Optionee's responsibilities.

         (a) Termination Generally. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for any reason, except death or disability (within the meaning of Code Section 22(e)(3)), this Option shall immediately be forfeited, along with any and all rights or subsequent rights attached thereto, thirty (30) days following the Termination Date, but in no event later than the Expiration Date.

         (b) Death or Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death or disability of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee's death, by Optionee's legal representative) within ninety (90) days after the Termination Date, but in no event later than the Expiration Date.

         (c) No Right to Employment. Nothing in the Plan or this Stock Option Grant Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee's employment or other relationship at any time, with or without cause.

4.       MANNER OF EXERCISE.

         (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise Agreement ("Exercise Agreement") in the form delivered to Optionee, if applicable, or in such other form as may be approved or accepted by the Company from time to time, which shall set forth Optionee's election to


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exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

         (b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check) or, where permitted by law and approved in advance and in writing by the Board in its sole discretion:
(i) by cancellation of indebtedness of the Company to Optionee; (ii) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144, and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Shares being purchased; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option having a Fair Market Value equal to the Exercise Price of the Shares being purchased (including the withheld Shares); (iv) by waiver of compensation accrued by Optionee for services rendered; (v) by delivery to the Company of a promissory note executed by Optionee which shall include such terms and conditions as the Board shall approve in accordance with the terms and conditions of the Plan; or (vi) a combination of the foregoing.

         (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board or its Compensation Committee, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.


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         (d)      Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of: (a) the date two (2) years after the Date of Grant, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee.

6. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.


7. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING OF THE COMPANY FOR ANY FINANCIAL, TAX OR OTHER ADVICE.

8. INTERPRETATION. Any dispute regarding the interpretation of this Option Agreement shall be submitted by Optionee or the Company to the Board, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board shall be final and binding on the Company and Optionee.

9. ENTIRE AGREEMENT. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made


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to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Option Agreement, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof.

10. EXERCISABILITY OF OPTION. Subject to the terms of the Plan, this Option and the Exercise Agreement, the issuance of Shares pursuant to the exercise of this Option shall be subject to the limitations set forth in this Option Agreement and defined below. For purposes of this Section, "Continuous Service" means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board.

                           [Insert Vesting Schedule]

         If Optionee's employment with the Company is terminated by the Company other than for Cause (as defined below) or by Optionee for Good Reason (as defined below) at any time (i) during the ninety (90) day period before a Change of Control (as defined below) and (ii) for [Insert Time Period] after a Change of Control, then (A) the Option granted hereby, if less that fully vested as of the Date of Termination (as defined herein), shall be deemed fully vested and exercisable; provided, that acceleration in vesting does not adversely impact the availability of pooling of interests accounting treatment, as such determination is made by the Board in its reasonable discretion and (B)
Section 3 (other than the second sentence thereof) shall be deleted and replaced with the following: "This Option may not be exercised more than one hundred eighty (180) days from the later of: Optionee's Date of Termination or date Optionee ceases to perform services for the Company, or any Parent or Subsidiary (which date shall be determined by the Board in its reasonable discretion)."

         Definitions. For purposes of Section 10 of this Option, the following definitions shall apply:

         1. Change of Control. A "Change of Control" shall be conclusively deemed to have occurred if (and only if) any of the following shall have taken place: (i) a Change of Control is reported by the Company in


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         response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board consists of individuals who were not members of the Board two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

         2. Date of Termination. "Date of Termination" means the date on which a notice of termination is given either by the Company or by Optionee.

         3. Good Reason. "Good Reason" means Optionee's termination of employment for any of the following events, unless such event occurs with Optionee's express prior written consent:

                  (a) The assignment to Optionee of any duties materially inconsistent with, or a material diminution of, [Insert Scope] with the Company as in effect immediately prior to the Change of Control of the Company, except in connection with the termination of Optionee's employment for disability, retirement, or Cause or as a result of Optionee's death or termination of employment other than for Good Reason;

                  (b) A reduction of fifteen percent (15%) or more in Optionee's base salary as in effect on the date hereof or as the same may be increased from time to time;


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                  (c)      A change in the location of Optionee's principal
                  place of employment by more than one hundred (100) miles from the location where he was principally employed immediately prior to the Change of Control;

                  (d) Any material breach by the Company of any provision of this Option; or

                  (e) Any failure by the Company to obtain the assumption of this Option by any successor or assign of the Company.

         4. Cause. "Cause" means termination of Optionee's employment under any one or more of the following events:

                  (a) Optionee's knowing and willful misconduct with respect to the business and affairs of the Company;

                  (b) Any material violation by Optionee of any policy of the Company relating to ethical conduct or practices or fiduciary duties of a similarly situated executive;

                  (c) Knowing and willful material breach of any provision of this Agreement which is not remedied within thirty (30) days after Optionee's receipt of notice thereof;

                  (d) Optionee's commission of a felony or any illegal act involving moral turpitude or fraud or Optionee's dishonesty which may reasonably be expected to have a material adverse effect on the Company; and/or

                  (e) Failure to comply with reasonable directives of the Board which are consistent with Optionee's duties, if not remedied within thirty (30) days after Optionee's receipt of notice thereof.